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                                                                   EXHIBIT 10.54
                                                            COMPANY CONFIDENTIAL


                                  MILACRON INC.
                        2002 SHORT - TERM INCENTIVE PLAN
                         (AS AMENDED FEBRUARY 10, 2004)

1. PURPOSE

       1.1. The purpose of the Milacron Inc. 2002 Short - Term Incentive Plan (the "Plan") is to provide greater incentive to key employees by rewarding them with additional compensation for earning a return on capital in excess of the cost of capital and meeting or exceeding predetermined Critical Success Factors, and thereby adding economic value to the Company. The intent of the Plan is to establish goals for Participants with a portion of their ultimate award under the Plan to be determined by the achievement of economic value added targets and a portion of the award to be determined by the achievement of Critical Success Factor targets. The economic value added targets and the Critical Success Factor targets will be established on an annual basis and may change from year to year allowing the Company the flexibility to provide incentives in specific areas as needed. The Plan shall also assist in providing competitive compensation in order to allow the Company to attract and retain an outstanding management group.

2. DEFINITIONS

       2.1.   "Assigned Percentage" shall have the meaning assigned in Article
              6.3.

       2.2. "Award" shall mean the benefit under this Plan earned by a Participant.

       2.3.   "Award Percentage" shall have the meaning assigned in Article 7.5.

       2.4. "Base Incentive Award" shall be as set forth in Article 5.1 of this Plan.

       2.5.   "Beneficial Owner" shall have the meaning assigned in Article
              19.2.

       2.6. "Business Unit" shall mean such subgroups of the Company as designated by the Management Team from time to time and may consist of the entire operating groups, divisions, subsidiaries or subparts thereof.

       2.7. "Business Unit Cost of Capital" is calculated by multiplying the Business Unit's Operating Capital by the Weighted Average Cost of Capital.

       2.8. "Business Unit Operating Capital" shall consist of the following with respect to each Business Unit:


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              2.8.1. beginning of the Plan Year property, plant and equipment
                     (including any asset recorded from the capitalization of leases, as required under SFAS Statement No. 13), plus

              2.8.2. Average inventory and accounts receivable exclusive of any reserve for doubtful accounts, plus

              2.8.3. Average goodwill, plus

              2.8.4. Average other assets, minus

              2.8.5. Average advance payment - customer down payments and progress payments on unshipped orders, minus

              2.8.6. Average trade accounts payable, minus

              2.8.7. Average other liabilities.

              Articles 2.8.2 through 2.8.7 above shall be determined by averaging the amounts of each Article at the end of the 12 accounting periods for the current Plan Year.

              Also, in the event a joint venture contributes to Business Unit Operating Capital, the joint venture contribution shall be adjusted downward by the percentage of ownership of the Company's joint venture partner.

       2.9.   "CEO" shall mean the Chief Executive Officer of Milacron Inc.

       2.10. "Committee" shall mean the Personnel and Compensation Committee of the Board of Directors of Milacron Inc.

       2.11. "Company" shall mean Milacron Inc., and its consolidated subsidiaries.

       2.12. "Company Capital" is average shareholders' equity of Milacron Inc. plus the average outstanding short-term and long-term consolidated debt (net of average cash and equivalents), including liabilities related to capitalized leases as required under FASB Statement No. 13 less the average goodwill accounted for on the books of the Company arising from acquisitions and less the net present value of the tax benefit arising from such goodwill. The average shareholders' equity and the average short-term and long-term debt shall be determined by averaging the shareholders' equity and the average short-term and long-term debt outstanding (net of average cash and equivalents) at the end of the preceding year with the shareholder's equity and short-term and long-term debt outstanding (net of cash and equivalents) at the end of each quarter of the current Plan Year.

       2.13. "Company Cost of Capital" shall mean the product of Company Capital multiplied by Weighted Average Cost of Capital.

       2.14. "Critical Success Factor(s)" shall mean one or more measures established by the Committee for the Company or individual Participants therein or by the



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                  Management Team for each Business Unit or individual
                  Participants therein which will be used to determine if Awards under this Plan have been earned. Different Critical Success Factors may be assigned to different Business Units and different Participants.

         2.15. "Discretionary Adjustments" shall mean an adjustment that may be made by the Committee to one or more Awards based upon individual, team, or Measurement Group performance. Adjustments can range from up to plus 30% or a reduction of 30%, or any percentage in between.

         2.16. "Earnings before Net Interest and Taxes on Income (EBIT)" - EBIT for a Business Unit shall mean the Business Unit's reported operating profit (internal basis) minus any amount of earnings appropriately apportioned to a partner's interest in a joint venture, and excluding the expense related to the current year's short term incentive plan payout, and plus or minus such items of income or expense as the Committee may deem to be extraordinary or not appropriately included in the Plan. The projected Awards under this Plan shall be charged to each Business Unit and the Company for purposes of determining that Business Unit's and the Company's operating profit.

         2.17.    "Economic Value Added (EVA)" -

                  2.17.1. For the Company, EVA shall mean the amount by which EBIT exceeds Company Cost of Capital.

                           (EVA for Company = Company EBIT - Company Cost of Capital)

                  2.17.2. For a Business Unit other than the Company, EVA shall mean the amount by which the Business Unit's EBIT exceeds Business Unit Cost of Capital.

                           (EVA for Business Unit other than the Company = Business Unit EBIT - Business Unit Cost of Capital)

         2.18.    "Group" shall have the meaning assigned in Article 19.2.

         2.19. "Management Team" shall mean a group appointed by the CEO for the purpose of establishing EVA and Critical Success Factor targets for Business Units.

         2.20. "Measurement Group" shall mean the Company or Business Unit to which a Participant is assigned in accordance with Article 4.1 and whose financial results will determine if the Participant will receive an Award.

         2.21.    "Participant Category" shall mean the categories described in
                  Article 5.1.



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         2.22.    "Participants" shall mean those individuals meeting the
                  criteria set forth in Article 4.1.

         2.23. "Participants' Award Percentage" shall have the meaning given in Article 5.1.

         2.24.    "Person" shall have the meaning assigned in Article 19.2.

         2.25.    "Performance Percentage" shall have the meaning assigned in
                  Article 7.4.

         2.26. "Plan Year": The Plan Year shall coincide with the Company's fiscal year.

         2.27. "Salary": A Participant's annual base wages paid during the Plan Year. Annual base pay does not include salary adjustments or other payments made because of overseas employment, payment made from incentive plans, ad hoc bonuses, commission bonus payments, relocation expenses or any payment made from any employee benefit plan.

         2.28. "Weighted Average Cost of Capital" shall mean the cost of capital experienced by the Company during the Plan Year as determined by the Treasurer using the formula set forth in Exhibit A.

3. EFFECTIVE DATE

         3.1. The Plan shall be effective for the Company's fiscal years beginning after December 31, 2001. This Plan supersedes the Cincinnati Milacron 1996 Short-Term Management Incentive Plan (the "1996 Plan") which is terminated as of January 1, 2002, with any payment earned by participants therein to be made in due course pursuant to the terms of the 1996 Plan.

4. PARTICIPATION

         4.1. Participants shall be those key employees of the Company as identified by the Committee and shall include the officers of Milacron Inc. The Awards for a Participant shall be based on the results of the Measurement Group to which the Participant is assigned. The Committee shall designate the Participants to be assigned to the Company. The Management Team shall designate all other Participants for assignment to Business Units. If a Participant has simultaneous responsibilities in more than one Measurement Group, the award shall be determined by percentage allocation as determined by the Committee or the Management Team.



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5. BASE INCENTIVE AWARD

         5.1. Participant Categories appear below. The Committee shall determine to which Participant Category each Participant shall be assigned. The potential Base Incentive Award for each Participant shall be determined by the Participant Category to which the Participant is assigned. Each Participant's potential Base Incentive Award shall be determined by multiplying the percentage below (the "Participant's Award Percentage") corresponding to the appropriate Participant Category by the Participant's Salary.

                           Participant               Base Incentive Award Expressed
                           Category                  As A Percentage of Salary
                           --------                  ------------------------------
                           CEO                                                  80%
                           COO                                                  60%
                           I                                                    50%
                           II                                                   40%
                           III                                                  25%
                           IV                                                   15%

                  The Committee shall have sole discretion as to assignment of Participants to Participant Categories. The following sets forth guidelines as to Participant assignment:

                  CEO: Chief Executive Officer

                  COO: Chief Operating Officer

                  Participant Category I: Key Officers of the Company and leaders of major Business Units.

                  Participant Category II: Key Directors of Business Units or Corporate Functions.

                  Participant Category III: Key Managers of Business Units or Corporate Functions.

                  Participant Category IV: Key Contributors of Business Units or Corporate Functions.

6. ESTABLISHING EVA AND CRITICAL SUCCESS FACTORS

         6.1. Not later than 60 days following the commencement of each Plan Year, the Committee shall establish the EVA Range and the Critical Success Factor Range for the Company. The EVA Range and the Critical Success Factor Range shall each consist of a lower goal, a target goal and an upper goal established by the Committee. The Committee shall also establish the relative



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                  weight to be assigned to the EVA and Critical Success Factor portions of the measurement with the combination thereof equal to 100%. In the event the Critical Success Factor is composed of more than 1 component, the Committee shall assign a relative weight in percentage terms to each component thereof.

         6.2. Not later than 60 days following the commencement of each Plan Year, the Management Team shall establish the EVA Range and the Critical Success Factor Range for the Business Units and/or individual Participants. The EVA Range and the Critical Success Factor Range shall each consist of a lower goal, a target goal and an upper goal established by the Management Team. The Management Team shall also establish the relative weight to be assigned to the EVA and Critical Success Factor portions of the measurement with the combination thereof equal to 100%. In the event the Critical Success Factor is composed of more than 1 component, the Management Team shall assign a relative weight in percentage terms to each component thereof.

         6.3. The relative percentages assigned to the EVA and Critical Success Factor portions of the measurement shall each be an "Assigned Percentage".

7. AWARDS

         7.1.     Award amounts are subject to adjustment as described in
                  Article 8 herein, and may be earned by the achievement of the EVA and/or the Critical Success Factor goals established pursuant to Article 6. A Participant's Award shall be an amount that is determined based on the linear progression calculated by the Company.

         7.2. At the end of the Plan Year, the Company shall calculate a Participant's potential Base Incentive Award. The Company shall also calculate a linear progression relating the EVA lower goal to the EVA target goal, and a linear progression relating the EVA target goal to the EVA upper goal. For purposes of the linear progression, the lower goal shall be assigned a value of 0%, the target goal shall be assigned a value of 100% and the upper goal shall be assigned a value of 200%.

         7.3. The Company shall calculate linear progressions for the Critical Success Factor in the same manner as calculated for EVA.

         7.4. The Company shall determine the EVA and Critical Success Factor performance of each Measurement Group through comparison to the appropriate linear progression and stating that performance in terms of a percentage (the "Performance Percentage").



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         7.5.     The Performance Percentages for each Measurement Group shall be multiplied by the appropriate "Assigned Percentage" and the products thereof shall be added together (the "Award Percentage").

         7.6.     Each Participant shall, subject to adjustment as stated in
                  Article 8 herein, receive an Award equal to the Award Percentage of the Participant's Measurement Group multiplied by the Participant's Base Incentive Award.

         7.7.

                  7.7.1.1. For Participants assigned to the CEO and levels I, II and III Participant Categories, there shall be no upper limit to the portion of the Award associated with the Critical Success Factor provided that the Company is generating positive cash flow net of Awards paid hereunder. Otherwise, the portion of the Award associated with the Critical Success Factor is capped at 200% of the portion of the Base Incentive Award attributable to Critical Success Factor performance.

                  7.7.1.2. For Participants assigned to the level IV Participant
                           Category, the portion of the Award associated with the Critical Success Factor is capped at 400% of the portion of the Base Incentive Award attributable to Critical Success Factor performance.

                  7.7.1.3. For all Participants, the portion of the Award
                           associated with EVA shall be capped at 200% of the portion of the Base Incentive Award attributable to EVA performance.

8. ADJUSTMENTS

         8.1. The Committee may apply a Discretionary Adjustment at any time to increase or decrease a Participant's Award under this Plan. Such Discretionary Adjustment shall be recommended for Committee consideration by the CEO.

         8.2. The Committee shall have the right to adjust earnings and/or assets and or cash flow of the Company and/or Business Units as it may deem appropriate for any unusual or non-recurring items.

         8.3. The Committee shall have the right to adjust target goals as it may deem appropriate for any unusual or non-recurring items.

9. OTHER ANNUAL AWARDS NOT INCLUDED IN THE PLAN

         9.1. In addition to Awards under this Plan, the CEO can, subject to approval by the Committee, make discretionary bonus grants to individuals, not included in this Plan, for specific outstanding performances during the year. It shall be the responsibility of the Milacron Inc. officers to recommend individuals for these bonuses each year, giving detailed information on the performance being recognized.



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10. TIME AND FORM OF PAYMENT OF AWARD

         10.1. Payments shall be made in the first quarter following the end of the Plan Year after the Company's consolidated financial statements are audited by its independent auditors.

         10.2. Awards shall be paid in one lump sum to Participants, unless deferred in whole or part pursuant to Article 11.1. The amounts calculated pursuant to the terms herein shall be the gross amount payable to the Participant. The Company shall make all withholdings required by law. Participants shall not be allowed to elect any type of voluntary deductions from bonus amounts.

         10.3. For those Business Units reporting in a currency other than U.S. dollars, Awards will be calculated in the Business Units' local currency.

11. DEFERRALS

         11.1. Should tax laws allow individuals to defer receipt and taxation on compensation, Participants may be allowed to request deferral of all or a portion of their Awards pursuant to any plan for the deferral of compensation which the Company may have in effect from time to time.

12. TERMINATION

         12.1. In the event a Participant ceases to be a Participant as a result of death, retirement or disability (as those terms are defined in the Milacron Retirement Plan), the individual or the individual's estate shall receive any Award under this Plan at the time stated in Article 10 above if an Award becomes earned at the end of the Plan Year in which the Participant died, retired or became disabled, except that the amount of Award shall be prorated for the amount of time during the Plan Year that the individual was employed by the Company.

         12.2. Unless otherwise determined by the Committee, in the event a Participant ceases to be a Participant for any reason other than stated in Article 12.1, the individual shall immediately cease to be an eligible employee under this Plan and the individual shall not receive an Award hereunder related to the Plan Year in which the individual ceased to be a Participant. If the individual ceased to be a Participant as stated in this
                  Article 12.2 after the end of a Plan Year, but prior to the pay-out of the Award, if any was earned, the individual will receive payment of the Award at the same time as if the individual had remained employed by the Company.




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13. TRANSFERS

         13.1. In the event the EVA or Critical Success Factors used to determine a Participant's Award under this Plan change during a Plan Year due to the Participant transferring from one Measurement Group to another or otherwise, all calculations under this Plan shall be prorated for the amount of the Plan Year in which each EVA or Critical Success Factor applied to the Participant.

14. MID YEAR PARTICIPANTS

         14.1. In the event an individual becomes a Participant during the Plan Year, amounts payable hereunder shall be prorated for the portion of the Plan Year in which the individual was a Participant.

15. ADMINISTRATION

         15.1. The Plan shall be administered by the Committee. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable and to interpret the terms and provisions of the Plan.

16. REVIEW OF CALCULATIONS

         16.1. At the request of the Committee, the calculations under this Plan shall be reviewed for accuracy by the Company's independent auditors using such procedures as necessary under the circumstances.

17. TERMINATION OF THE PLAN

         17.1. The Committee may suspend, terminate or amend this Plan at any time. Amendments may be applied retrospectively to the beginning of the then current Plan Year, but shall not affect Awards related to Plan Years that were completed prior to the time of the amendment.

18. MISCELLANEOUS

         18.1. Nothing contained in this Plan guarantees the continued employment of a Participant with the Company.

         18.2. No award hereunder may be assigned, pledged, mortgaged or hypothecated and, to the extent permitted by law, no such award shall be subject to legal process or




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                  attachment for the payment of any claims against any
                  Participant entitled to receive the same.

         18.3. Payments made under this Plan shall be subject to withholding as shall at the time be required under any income tax or other laws, whether of the United States or any other jurisdiction.

         18.4. The provisions of the Plan shall be construed according to the laws of the State of Ohio.

19. CHANGE OF CONTROL

         19.1. In the event of a Change of Control and within 60 days thereafter, Participants shall receive a lump sum cash amount equal to the Participant's Base Incentive Award for the year in which such Change in Control occurs as calculated pursuant to the terms herein. A "Change in Control" occurs if:

                  19.1.1. a Person or Group other than a trustee or other fiduciary of securities held under an employee benefit plan of the Company or any of its subsidiaries, is or becomes a Beneficial Owner, directly or indirectly, of stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock and securities; provided, however, that for purposes of this Article 19.1.1, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) of Article 19.1.3;

                  19.1.2. individuals who, as of the date hereof, constitute the Board of Directors of Milacron Inc. (the "Incumbent Board"), cease for any reason to constitute a majority thereof; provided, however, that any individual becoming a director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least 60% of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or



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                           removal of directors or other actual or threatened
                           solicitation of proxies or consents by or on behalf of a Person or Group other than the Board;

                  19.1.3. there is consummated a merger, consolidation or other corporate transaction, other than (i) a merger, consolidation or transaction that would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66% of the combined voting power of the stock and securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or transaction, or (ii) a merger, consolidation or transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person or Group is or becomes the Beneficial Owner, directly or indirectly, of stock and securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding stock and securities;

                  19.1.4. the sale or disposition by the Company of all or substantially all of the Company's assets other than a sale or disposition by the Company of all or substantially all of the assets to an entity at least 66% of the combined voting power of the stock and securities which is owned by Persons in substantially the same proportions as their ownership of the Company's voting stock immediately prior to such sale; or

                  19.1.5. the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

         19.2. "Person" shall mean any person (as defined in Section 3(a)(9) of the Securities Exchange Act (the "Exchange Act"), as such term is modified in Section 13(d) and 14(d) of the Exchange
                  Act) other than (i) any employee plan established by the Company, (ii) any affiliate (as defined in Rule 12b-2 promulgated under the Exchange Act) of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company. "Group" shall mean any group as defined in Section 14(d)(2) of the Exchange Act. "Beneficial Owner" shall mean beneficial owner as defined in Rule 13d-3 under the Exchange Act.



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         19.3     Notwithstanding any other provision of this Plan to the
                  contrary, a "Change of Control" shall not occur solely as a result of a financial restructuring or recapitalization of the Company that may occur during 2004.


                                      [END]



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